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                       PROTECTION OF BUSINESS AGREEMENT             Exhibit 10.1
                       --------------------------------


     THIS PROTECTION OF BUSINESS AGREEMENT (this "Agreement") is entered into as of October 17, 1996, by and among Security Capital Atlantic Incorporated, a Maryland corporation ("Atlantic"), Security Capital Pacific Trust, a Maryland real estate investment trust ("PTR"), and Security Capital Group Incorporated, a Maryland corporation ("SCG"), and Homestead Village Incorporated, a Maryland corporation ("Homestead").

     WHEREAS, on the date hereof the parties are entering into a series of related transactions as described in that certain Merger and Distribution Agreement, dated as of May 21, 1996, among Atlantic, PTR, SCG and Homestead (the "Merger Agreement"), pursuant to which, among other things, PTR, Atlantic and SCG will cause their respective subsidiaries engaged in the conduct of the extended-stay lodging business to be merged with and into Homestead;

     WHEREAS, Atlantic, PTR and SCG and their respective affiliates will continue to engage in certain businesses after the date hereof;

     WHEREAS, as a condition to the consummation of the transactions contemplated by the Merger Agreement, the parties hereto desire to enter into certain agreements restricting the activities of Atlantic, PTR and SCG and their respective affiliates; and

     WHEREAS, pursuant to the Merger Agreement, it is contemplated that securities of Homestead will be distributed by PTR and Atlantic in a public distribution to their respective shareholders.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     Section 1. Definitions. Capitalized terms used herein shall have the meanings set forth below:

     "Affiliate" with regard to any Person, means (a) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(b) any Person owning or controlling 10% or more of the outstanding voting interests of such Person or (c) any Person of which such Person owns or controls 10% or more of the voting interests. The term "Affiliates" and "Affiliated" shall have correlative meanings. For purposes of this Agreement, the term "Affiliate" shall not include Security Capital U.S. Realty, a Luxembourg corporation, or any Person controlled by Security Capital U.S. Realty and no party hereto shall be deemed to be an Affiliate of any other party hereto.
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     "Extended-Stay Property" means real property that is or is planned to be used primarily for lodging facilities generally offering studio apartments, including cooking facilities, which are generally rented for incremental periods of one week but shall not include any real property that is or is planned to be used primarily as corporate apartments.

     "Interest" means any kind of right, title or interest (whether legal or beneficial), whether such right, title or interest is held directly or indirectly through an interest in a Person that either directly or indirectly owns such interest, but excluding any interests in Homestead.

     "Multifamily Property" means real property that is or is planned to be used primarily for garden style multifamily dwellings which are generally leased for six-month to twelve-month periods and require security deposits and also includes real property that is or is planned to be used primarily for master-planned apartment neighborhoods.

     "Person" means an individual or any corporation, partnership, trust, unincorporated association or any other legal entity; provided, however that, for purposes of Sections 2, 3 and 4 hereof, the term "Person" shall not include an individual.

     "Restricted Area" means the continental United States.

     Section 2. Agreement not to Engage in Certain Activities.
                ---------------------------------------------

          (a) During the term provided in Section 6 hereof, none of Atlantic, PTR or SCG nor any of their respective Affiliates shall, anywhere within the Restricted Area, directly or indirectly, engage in the ownership, operation, development, management or leasing of any Extended-Stay Property.

          (b) During the term provided in Section 6 hereof, neither Homestead nor any of its Affiliates shall, anywhere within the Restricted Area, directly or indirectly, engage in the ownership, operation, development, management or leasing of any Multifamily Property.

     Section 3. Atlantic, PTR and SCG Limitations on Protection of Business. Notwithstanding anything to the contrary contained in this Agreement, each of Atlantic, PTR and SCG and their respective Affiliates may:

          (a) be an owner of securities of any class of Homestead;

          (b) be an owner of up to 5% of the outstanding shares of stock of any class of securities of a Person (public or private) primarily engaged in owning, operating, developing, managing or leasing Extended-Stay Properties, so long as Atlantic, PTR and SCG and their Affiliates have no active participation (except to the extent permitted by clauses (c) and (d) below) in the business of such Person;

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          (c) be an owner of any amount of the outstanding shares of stock of any class of securities of a Person (public or private), a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing Extended-Stay Properties, so long as not more than 5% of such Person's consolidated revenues are derived from the ownership, operation, development, management or leasing of Extended-Stay Properties; and

          (d) be an owner of the outstanding shares of stock of any class of securities of a Person (public or private) primarily engaged in a business other than owning, operating, developing, managing or leasing Extended-Stay Properties, including a Person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not such Person owns, operates, develops, manages or leases any Extended-Stay Properties.

     Section 4. Homestead Limitations on Protection of Business. Notwithstanding anything to the contrary contained in this Agreement, Homestead and its Affiliates may:

          (a) be an owner of securities of any class of any of Atlantic, PTR or SCG;

          (b) be an owner of up to 5% of the outstanding shares of stock of any class of securities of a Person (public or private) primarily engaged in owning, operating, developing, managing or leasing Multifamily Properties, so long as Homestead and its Affiliates have no active participation (except to the extent permitted by clause (c) below) in the business of such Person; and

          (c) be an owner of any amount of the outstanding shares of stock of any class of securities of a Person (public or private), a majority owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing Multifamily Properties, so long as not more than 5% of such Person's consolidated revenues are derived from the ownership, operation, development, management or leasing of Multifamily Properties.

     Section 5. Reasonable and Necessary Restrictions. Each of the parties hereto acknowledges that the restrictions, prohibitions and other provisions hereof are reasonable, fair and equitable in scope, terms and duration, are necessary to protect the legitimate business interests of each of the other parties hereto, and are a material inducement to such party to enter into the transactions contemplated by the Merger Agreement.

     Section 6. Term.
                ----

     6.1 General. Subject to earlier termination pursuant to Section 6.2, this Agreement shall be effective from and after the date hereof and shall continue in effect until the tenth anniversary of the date hereof.

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     6.2 Change in Control. Notwithstanding anything to the contrary contained herein, the provisions of Section 2 of this Agreement shall terminate and be of no further force or effect upon the occurrence of a Change in Control. As used herein, "Change in Control" means the acquisition, directly or indirectly (other than by purchase from PTR, Atlantic or SCG, or any of their respective Affiliates), by any Person (or group of associated Persons acting in concert), other than PTR, Atlantic, SCG, or their respective Affiliates, of 25% or more of the outstanding shares of voting stock of Homestead, without the prior written consent of the Board of Directors of Homestead.

     Section 7. Specific Performance. Each of the parties hereto acknowledges that the obligations undertaken by it pursuant to this Agreement are unique and that the other parties hereto will not have an adequate remedy at law if it shall fail to perform any of its obligations hereunder, and each of the parties hereto therefore confirms that the right of each other party hereto to specific performance of the terms of this Agreement is essential to protect the rights and interests of such party. Accordingly, in addition to any other remedies that any party hereto may have at law or in equity, each such party shall have the right to have all obligations, covenants, agreements and other provisions of this Agreement specifically performed by each other party, and each party shall have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by each other party hereto.

     Section 8. Operations of Affiliated Parties. Each of the parties hereto agrees that it will refrain from authorizing or permitting any Affiliated party to perform any activities that would be prohibited by the terms of this Agreement if such activities were performed by it.

     Section 9. Ancillary Agreements. Nothing contained in this Agreement shall in any way restrict or impair the obligations and rights of any party under the terms of any agreement entered into in connection with the transactions contemplated by the Merger Agreement, including, without limitation, the foreclosure by PTR or Atlantic under any mortgages secured by the properties of Homestead and the operation of such properties subsequent to such foreclosure.

     Section 10. Miscellaneous Provisions.
                 ------------------------

     10.1 Interpretation. The parties hereto acknowledge that the fundamental policies of this Agreement are to protect each other party's interest in its respective business and to eliminate potential conflicts of interest that may exist as a result of actions taken or proposed to be taken by the other parties hereto, and this Agreement shall be construed and enforced in a manner consistent with and in furtherance of these policies.

     10.2 Binding Effect. Subject to any provisions hereof restricting assignment, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall

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bind and inure to the benefit of their respective successors, assigns, heirs, and personal representatives.

     10.3 Assignment. None of the parties hereto may assign any of its rights under this Agreement, or attempt to have any other entity or individual assume any of its obligations hereunder.

     10.4 Severability. If performance of any provision of this Agreement, at the time such performance shall be due, shall transcend the limit of validity prescribed by law, then the obligation to be performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect. The parties shall negotiate in good faith a replacement clause or provision as consistent with the ineffective clause or provision as is practicable under law.

     10.5 Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto shall be governed by and construed in accordance with the laws of the State of Maryland, not including the choice-of-law rules thereof.

     10.6 Amendment. Except as otherwise expressly provided in this Agreement, no amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed by each of the parties hereto.

     10.7 Waiver. Any waiver by any party or consent by any party to any variation from any provision of this Agreement shall be valid only if in writing and only in the specific instance in which it is given, and such waiver or consent shall not be construed as a waiver of any other provision or as a consent with respect to any similar instance or circumstance.

     10.8 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

     10.9 No Presumption Against Drafter. Each of the parties hereto have jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.10 Execution in Counterparts. This Agreement may be executed in one or more counterparts, none of which need contain the signatures of each of the parties hereto and each of which shall be deemed an original.

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     10.11 Limitation of Liability. Any obligation or liability whatsoever of
PTR which may arise at any time under this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby shall be satisfied, if at all, out of assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of its shareholders, trustees, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

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     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first set forth above.


                         SECURITY CAPITAL ATLANTIC INCORPORATED


                         By:   /s/ James C. Potts
                               ------------------
                               James C. Potts
                               Co-Chairman

                         SECURITY CAPITAL PACIFIC TRUST


                         By:   /s/ C. Ronald Blankenship
                               -------------------------
                               C. Ronald Blankenship
                               Chairman

                         SECURITY CAPITAL GROUP INCORPORATED


                         By:   /s/ Jeffrey A. Klopf
                               --------------------
                               Jeffrey A. Klopf
                               Senior Vice President

                         HOMESTEAD VILLAGE INCORPORATED


                         By:   /s/ David C. Dressler, Jr.
                               --------------------------
                               David C. Dressler, Jr.
                               Chairman

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